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                                POWER OF ATTORNEY

I, Richard C. Hirtle, the Vice President, Treasurer & Chief Financial Officer of North American Security Life Insurance Company (the "Company"), do hereby constitute and appoint John D. Richardson, John D. DesPrez III, James D. Gallagher and John G. Vrysen, or any one of them, my true and lawful attorneys to execute for me and in my name, in the capacities indicated below, reports and other filings to be filed with the Securities and Exchange Commission (or any other regulatory entity) pursuant to the Securities Exchange Act of 1934 (the "1934 Act") including, without limitation, Form 10-Ks and Forms 10-Qs and further to do any and all acts and things and to execute any and all reports, documents and instruments for me and in my name, in the capacities indicated below, which said attorneys may deem necessary or advisable to enable the Company to comply with the 1934 Act and any rules, regulations, and requirements thereunder and I do hereby ratify and confirm all that said attorneys, or any one of them, shall do or cause to be done by virtue of this power of attorney.

Executed this  1st  day of May, 1997.
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/s/ RICHARD C. HIRTLE
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Richard C. Hirtle
Vice President, Treasurer & Chief Financial Officer